As filed with the Securities and Exchange Commission on April 19, 2018

Registration No. 333-  _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0224167
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
 (Address of Principal Executive Offices)

Amended and Restated 1999 Stock Award Plan
(Full title of the plan)

Wayne Wetherell
ImageWare Systems, Inc.
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
 (Name and address of agent for service)

(858) 673-8600
(Telephone number, including area code, of agent for service)

Copies to:
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group,
a Professional Corporation
600 West Broadway, Suite 700
San Diego, California 92101
Tel: (619) 272-7050
Fax: (619) 330-2101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share: To be issued under the Amended and Restated 1999 Stock Award Plan	631,046	$1.75	$1,104,330.50	$137.49
Common Stock, par value $0.01 per share: Outstanding options issued by the Registrant under the Amended and Restated 1999 Stock Award Plan	4,368,954(3)	$1.75	$7,645,669.50	$951.89
Total	5,000,000		$8,750,000	$1,089.38

(1)
Shares available for issuance under our Amended and Restated 1999 Stock Award Plan (the “Plan”) were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 18, 2012 (Registration No. 333-180809), January 11, 2008 (Registration No. 333-148615), November 27, 2001 (Registration No. 333-74016) and December 6, 2000 (Registration No. 333-51310). This Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”), underlying options that may be issued or are currently outstanding under the Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of the Registrant on April 10, 2018, as reported by the OTCQB Market.

(3)	Represents 4,368,954 shares of Common Stock issuable upon exercise of outstanding options previously issued under the Plan.

EXPLANATORY NOTE

ImageWare Systems, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 5,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Company’s Amended and Restated 1999 Stock Award Plan (the “Plan”). The Plan provides for the grant of incentive stock options, non-qualified stock options, shares of our Common Stock, restricted shares of Common Stock, restricted stock units, stock appreciation rights, dividend equivalent rights and other stock-based awards (collectively, “Awards”). Awards, other than incentive stock options, may be granted to the Company’s employees, officers, directors and independent contractors. The Company previously registered shares available for issuance under the Plan on registration statements on Form S-8 filed with the SEC on April 18, 2012 (Registration No. 333-180809), January 11, 2008 (Registration No. 333-148615), November 27, 2001 (Registration No. 333-74016) and December 6, 2000 (Registration No. 333-51310).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements relating to the Plan, and all periodic reports filed by the Company after the Prior Registration Statements to maintain current information about the Company are hereby incorporated by reference.

Part I of this Registration Statement includes a reoffer prospectus (the “Reoffer Prospectus”). The names of certain persons who may, from time to time in the future, sell shares under the Reoffer Prospectus and the amount of such shares are set forth below under the caption “Selling Stockholders.” In addition, other affiliate selling stockholders may elect to sell shares under the Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement the Reoffer Prospectus with that information. Any securities covered by the Reoffer Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Reoffer Prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the Plan specified in Part I will be sent or given to participants of the Plan as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

REOFFER PROSPECTUS

IMAGEWARE SYSTEMS, INC.

4,368,954 Shares of Common Stock

This Reoffer Prospectus relates to the sale of up to 4,368,954 shares of our common stock, par value $0.01 per share (“Common Stock”), that may be offered and resold from time to time in the future by existing stockholders of the Company (the “Selling Stockholders”) identified in this Reoffer Prospectus for his or her own account issuable pursuant to the Company’s Amended and Restated 1999 Stock Award Plan (the “Plan”). The Plan provides for the grant of incentive stock options, non-qualified stock options, shares of our Common Stock, restricted shares of Common Stock, restricted stock units, stock appreciation rights, dividend equivalent rights and other stock-based awards (collectively, “Awards”). Awards, other than incentive stock options, may be granted to the Company’s employees, officers, directors and independent contractors. It is anticipated that the Selling Stockholders will offer Common Stock for sale at prevailing prices, as reported by the OTCQB Market on the date of sale. We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred in connection with the registration and offering of the shares will be borne by the Company.

The shares of Common Stock will be issued pursuant to stock options previously granted under the Plan or granted in the future under the Plan. This Reoffer Prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act of 1933, as amended, to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

                Our Common Stock currently listed for quotation on the OTCQB Market under the symbol “IWSY.” The closing sales price for our Common Stock on April 10, 2018 was $1.84 per share.

       Investing in our Common Stock involves risks. See “Risk Factors” on page 4 of this Reoffer Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is April 19, 2018

IMAGEWARE SYSTEMS, INC.

You should rely only on the information contained in this Reoffer Prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Reoffer Prospectus or incorporated by reference herein is accurate only on the date of this Reoffer Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This Reoffer Prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

-i-

PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this Reoffer Prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this Reoffer Prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors,” before making an investment decision.

Except where the context otherwise requires and for purposes of this Reoffer Prospectus only, “we,” “us,” “our,” “Company,” “our Company,” “ImageWare,” and “ImageWare Systems” refer to ImageWare Systems, Inc., a Delaware corporation, and its consolidated subsidiaries.

Overview

ImageWare Systems, Inc., a Delaware corporation since 2005 and previously incorporated in California in 1987 as a Utah corporation, has its principal place of business at 10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127. Our telephone number is (858) 673-8600. We maintain a corporate website at http://www.iwsinc.com. Our common stock, par value $0.01 per share (“Common Stock”), is currently listed for quotation on the OTCQB Market under the symbol “IWSY.” Unless the context otherwise requires, the words “we,” “us,” “our,” “ImageWare,” “ImageWare Systems,” “Company” or “our Company” refers to ImageWare Systems, Inc. and all of its subsidiaries.

We are a pioneer and leader in the emerging market for biometrically enabled software-based identity management solutions. Using those human characteristics that are unique to us all, we create software that provides a highly reliable indication of a person’s identity. We develop mobile and cloud-based identity management solutions providing biometric, secure credential and law enforcement technologies. Our patented biometric product line includes our flagship product, the IWS Biometric Engine®, a hardware and algorithm independent multi-biometric engine that enables the enrollment and management of unlimited population sizes. Our identification products are used to manage and issue secure credentials, including national IDs, passports, driver licenses and access control credentials. Our digital booking products provide law enforcement with integrated mug shots, fingerprint LiveScan and investigative capabilities. We also provide comprehensive authentication security software using biometrics to secure physical and logical access to facilities or computer networks or internet sites. We are headquartered in San Diego, California, with offices in Portland, Oregon, Mexico, and Ottawa, Ontario.

We are also a leading developer of mobile and cloud-based identity management solutions providing patented biometric authentication solutions for the enterprise. We deliver next-generation biometrics as an interactive and scalable cloud-based solution. We bring together cloud and mobile technology to offer multi-factor authentication for smartphone users, for the enterprise, and across industries. We have introduced a set of mobile and cloud solutions to provide biometric user authentication, including the GoVerifyID® mobile application and cloud-based SaaS solutions. These solutions include GoMobile Interactive (“GMI”), which provides patented, secure, dynamic messaging. More recently we have introduced GoVerifyID® Enterprise Suite, which provides turnkey integration with Microsoft Windows, Microsoft Active Directory, and security products from CA, HPE, IBM, and SAP. These solutions are marketed and sold to businesses across many industries. For the healthcare industry, we also developed and market a patented, FDA-Cleared, biometrically-secured, enterprise-level platform for patient engagement and medication adherence.

Historically, we have marketed our products to government entities at the federal, state and local levels; however, the emergence of cloud based computing, a mobile market that demands increased security and interoperable systems, and the proven success of our products in the government markets, has enabled us to enlarge our target market focus to include the emerging consumer and non-government enterprise marketplace.

Our biometric technology is a core software component of an organization’s security infrastructure and includes a multi-biometric identity management solution for enrolling, managing, identifying and verifying the identities of people by the physical characteristics of the human body. We develop, sell and support various identity management capabilities within government (federal, state and local), law enforcement, commercial enterprises, and transportation and aviation markets for identification and verification purposes. Our IWS Biometric Engine is a patented biometric identity management software platform for multi-biometric enrollment, management and authentication, managing population databases of virtually unlimited sizes. It is hardware agnostic and can utilize different types of biometric algorithms. It allows different types of biometrics to be operated at the same time on a seamlessly integrated platform. It is also offered as a Software Development Kit (“SKD”) based search engine, enabling developers and system integrators to implement a biometric solution or integrate biometric capabilities into existing applications without having to derive biometric functionality from pre-existing applications. The IWS Biometric Engine combined with our secure credential platform, IWS EPI Builder, provides a comprehensive, integrated biometric and secure credential solution that can be leveraged for high-end applications such as passports, driver licenses, national IDs, and other secure documents.

Our law enforcement solutions enable agencies to quickly capture, archive, search, retrieve, and share digital images, fingerprints and other biometrics as well as criminal history records on a stand-alone, networked, wireless or web-based platform. We develop, sell and support a suite of modular software products used by law enforcement and public safety agencies to create and manage criminal history records and to investigate crime. Our IWS Law Enforcement solution consists of five software modules: Capture and Investigative modules, which provide a criminal booking system with related databases as well as the ability to create and print mug photo/SMT image lineups and electronic mug-books; a Facial Recognition module, which uses biometric facial recognition to identify suspects; a Web module, which provides access to centrally stored records over the Internet in a connected or wireless fashion; and a LiveScan module, which incorporates LiveScan capabilities into IWS Law Enforcement providing integrated fingerprint and palm print biometric management for civil and law enforcement use. The IWS Biometric Engine is also available to our law enforcement clients and allows them to capture and search using other biometrics such as iris or DNA.

Our secure credential solutions empower customers to create secure and smart digital identification documents with complete ID systems. We develop, sell and support software and design systems which utilize digital imaging and biometrics in the production of photo identification cards, credentials and identification systems. Our products in this market consist of IWS EPI Suite and IWS EPI Builder. These products allow for production of digital identification cards and related databases and records and can be used by, among others, schools, airports, hospitals, corporations or governments. We have added the ability to incorporate multiple biometrics into the ID systems with the integration of IWS Biometric Engine to our secure credential product line.

Our GoVerifyID products support multi-modal biometric authentication including, but not limited to, face, voice, fingerprint, iris, palm, and more. All the biometrics can be combined with or used as replacements for authentication and access control tools, including tokens, digital certificates, passwords, and PINS, to provide the ultimate level of assurance, accountability, and ease of use for corporate networks, web applications, mobile devices, and PC desktop environments. GoVerifyID provides patented multi-modal biometric identity authentication that can be used in place of passwords or as a strong second factor authentication method. GoVerifyID is provided as a cloud-based Software-as-a-Service (“SaaS”) solution; thereby, eliminating complex IT deployment of biometric software and eliminating startup costs. GoVerifyID works with existing mobile devices, eliminating the need for specialized biometric scanning devices typically used with most biometric solutions.

GoVerifyID was built to work seamlessly with our patented technology portfolio, including GoMobile Interactive®, the secure dynamic messaging system, and the ultra-scalable IWS Biometric Engine that provides anonymous biometric matching and storage. GoVerifyID is secure, simple to use, and designed to provide instant identity authentication by engaging with the biometric capture capabilities of each user’s mobile device. GoVerifyID also provides a fully open SDK for organizations that require the utmost in flexibility.

Our GoVerifyID Enterprise Suite for Windows easily and seamlessly integrates with a user’s existing Microsoft ecosystem/infrastructure to support the user’s extended workforce. GoVerifyID Enterprise Suite secures corporate networks from end-to-end – both applications and data – on client, server, and cloud systems with flexible user login policies to address varied trust requirements. Our GoVerifyID Enterprise Suite works with the smart devices that the workforce already uses, including iOS/Android smartphones and tablets.

Our GoVerifyID Enterprise Suite for Windows provides biometric authentication for the Microsoft ecosystem that secures enterprise security without compromising agility, productivity, or user experience. Its comprehensive architecture offers biometric authentication for the complete range of enterprise stakeholders, delivering secure enterprise applications and workspaces to internal employees, partners, suppliers and vendors, even customers. Out-of-band authentication is provided via universally available devices, such as smartphones and tablets. In-band authentication can be enabled via fingerprint readers, iris scanners, and any Windows Biometric Framework compatible device. The server component provides easy centralized management of biometric authentication policies for all users, using a standard Snap-In to the Microsoft Management Console. It provides greater user assurance and Single Sign-On (“SSO”) convenience for all corporate systems and cloud applications. There is no compromise in agility or user experience.

GoVerifyID Enterprise Suite also provides options for seamless integration with leading Enterprise Identity and Access Management (“IAM”) solutions including CA SSO, IBM Security Access Manager (“ISAM”), SAP Cloud Platform, and HPE’s Aruba ClearPass. These turnkey integrations provide multi-modal biometric authentication to replace or augment passwords for use with enterprise and consumer class systems.

Our pillphone® Platform:

●
Improves medication adherence and manages chronic conditions by enriching the relationship between the care team and the patient via its enterprise level, mobile communication platform;

●
Digitally connects healthcare providers with patients and provides support when the patients are outside of the medical facility;

●
Streamlines workflows and improves care team communication and collaboration with the patient by offering personalized, two-way interactive, secure messaging and real-time remote medication monitoring; and

●
Enhances the human connection of the care team that is essential for quality patient-centered care.

Selected Risks Associated with an Investment in Shares of Our Common Stock

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 4 of this Reoffer Prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered by this Reoffer Prospectus. These risks include, among others:

●
available cash resource may be insufficient to provide for our working capital needs, including repaying borrowings under our lines of credit due on or before December 31, 2018, for the next twelve months;

●
we have a history of significant recurring losses, and we expect that we will continue to incur substantial operating losses for the foreseeable future;

●
we depend upon a small number of large system sales, and if we fail to achieve one or more large system sales in the future, our business could be significantly harmed;

●
one customer accounts for a significant percent of our total revenues, and loss of such customer could adversely affect our results of operations and financial condition;

●
a significant number of our customers and potential customers are government agencies that are subject to unique political and budgetary constraints and have special contracting requirements, which may affect our ability to obtain new and retain current government customers;

●
Our lengthy sales cycle may cause us to expend significant resources for one year or more in anticipation of a sale to certain customers, yet we still may fail to complete the sale;

●
we face significant competition from companies with greater resources, and if we are unable to compete effectively, we may not be able to achieve or maintain significant market penetration or improve our results of operations;

●
we operate in foreign countries and are exposed to risks associated with foreign political, economic and legal environments and with foreign currency exchange rates;

●
our Common Stock is subject to “penny stock rules, which may make it more difficult for holders to sell shares of our Common Stock in the secondary market; and

●
 our stock has been volatile, and your investment in our Common Stock could suffer a decline in value.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

THE OFFERING

By this Reoffer Prospectus, the Selling Stockholders are offering up to 4,368,954 shares of our Common Stock, which are issuable pursuant to our Plan. The Selling Stockholders are not required to sell their shares, and any future sales of Common Stock by the Selling Stockholders are entirely at the discretion of the Selling Stockholders. We will receive no proceeds from any future sale of the shares of Common Stock in this offering. However, upon any exercise of outstanding stock options granted under the Plan and any stock options granted in the future under the Plan, we will receive proceeds associated with such exercises.

Securities Registered:	4,368,954 shares of common stock, par value $0.01 per share

Shares of Common Stock Outstanding Prior to Completion of the Offering:	95,114,871

OTCQB Symbol:	IWSY

Transfer Agent:	Our transfer agent is ComputerShare. The transfer agent’s address is 250 Royal Street, Canton, MA 02021.

Risk Factors:
Our business operations are subject to numerous risks. See “Risk Factors” beginning on page 4 of this Reoffer Prospectus for a discussion of factors you should carefully consider before investing in our securities.

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of Common Stock registered pursuant to this Reoffer Prospectus. However, upon exercise of outstanding stock options granted under the Plan and any stock options granted in the future under the Plan, we will receive proceeds associated with such exercises. To the extent that we receive any funds from the exercise of options or other awards issued to the Selling Stockholders under the Plans, such funds will be used for general corporate purposes including, but not limited to capital expenditures, repayment of indebtedness, and additions to working capital.

Sales by Affiliates and Sales of Restricted Securities
Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities,” as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this Reoffer Prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

 RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this Reoffer Prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●
the availability of capital to satisfy our working capital requirements;

●
the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●
anticipated trends and challenges in our business and the markets in which we operate;

●
our ability to implement our business strategy;

●
our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●
our expectations regarding market acceptance of our products;

●
the success of competing products by others that are or become available in the market in which we sell our products;

●
our ability to protect our confidential information and intellectual property rights;

●
our ability to manage expansion into international markets;

●
our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●
developments in the U.S. and foreign countries; and

●
other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this Reoffer Prospectus, as well as certain information incorporated by reference into this Reoffer Prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Reoffer Prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

This Reoffer Prospectus relates to shares of our Common Stock that may be offered and sold from time to time in the future by the Selling Stockholders. We will not receive any proceeds from the sale of the shares of Common Stock registered pursuant to this Reoffer Prospectus. However, upon any exercise of outstanding stock options granted under the Plan and any stock options granted in the future under the Plan, we will receive proceeds associated with such exercises. To the extent that we receive any funds from the exercise of options or other awards issued to the Selling Stockholders under the Plan, such funds will be used for general corporate purposes including, but not limited to capital expenditures, repayment of indebtedness, and additions to working capital.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may, from time-to-time in the future, sell the Common Stock issued to them from time-to-time upon exercise of stock options granted to them under the Plan at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

The Selling Stockholders named in this Reoffer Prospectus are offering up to 4,368,954 shares of our Common Stock, issuable upon exercise of stock options granted to the Selling Stockholders pursuant to the Plan.

The following table provides, as of April 10, 2018, information regarding the beneficial ownership of our Common Stock held by each of the Selling Stockholders, including:

1.	the number of shares of Common Stock beneficially owned by each Selling Stockholder prior to this offering;
2.	the total number of shares of Common Stock that are to be offered by each Selling Stockholder;
3.	the total number of shares of Common Stock that will be beneficially owned by each Selling Stockholder upon completion of the offering; and
4.	the percentage beneficially owned by each Selling Stockholder.

     Information with respect to beneficial ownership is largely based upon Company records, as well as information obtained from the Selling Stockholders. Information with respect to “Shares Beneficially Owned Prior to this Offering” includes the shares issued pursuant to the Plan. Information with respect to “Shares Beneficially Owned Upon Completion of this Offering” assumes the sale of all shares of the Common Stock offered by this Reoffer Prospectus and no other purchases or sales of our Common Stock by the Selling Stockholders. Except as described below and to our knowledge, each named Selling Stockholder beneficially owns and has sole voting and investment power over all Common Stock or rights to these shares of Common Stock.

Name	Position with the Company	Shares Beneficially Owned Prior to this Offering (1)		Number of Shares Being Offered (2)	Shares Beneficially Owned Upon Completion of this Offering
		Number	Percent (3)		Number	Percent (3)
James Miller	Chief Executive Officer, Chairman	2,417,062	2.5%	700,000	1,717,062	1.8%
Wayne Wetherell	Senior Vice President of Administration, Chief Financial Officer, Secretary and Treasurer	658,794	*	210,000	448,794	*
David Harding	Senior Vice President, Chief Technical Officer	1,039,168	1.1%	575,000	464,168	*
Robert Brown	Vice President, Sales and Business Development	312,500	*	450,000	-	*
David Somerville	Senior Vice President, Sales and Marketing	-	*	300,000	-	*
Charles Crocker	Director	1,132,741	1.2%	139,686	933,055	1.0%
Charles Frischer	Director	3,029,057	3.2%	53,000	2,976,057	3.1%
Dana Kammersgard	Director	178,838	*	146,000	32,838	*
David Carey	Director	235,522	*	129,686	105,836	*
David Loesch	Director	263,730	*	129,686	134,044	*
Guy Steve Hamm	Director	235,608	*	139,686	95,922	*
John Cronin	Director	196,022	*	139,686	56,336	*
Neal Goldman	Director	41,882,559	40.7%	139,686	41,742,873	40.7%
Robert Clutterbuck	Director	2,142,348	2.3%	53,000	2,089,348	2.2%
Aaron Pantuch	Employee	44,329	*	10,000	34,329	*
Adam Robertson	Employee	7,500	*	3,000	4,500	*
Ali Sheikh	Employee	13,336	*	21,500	-	*
Anand Srinivasan	Employee	-	*	30,000	-	*
Anna Brzozowski	Employee	10,000	*	10,000	-	*
Brenda Wenger	Employee	-	*	5,000	-	*
Brett Sullivan	Employee	4,250	*	3,000	1,250	*
Brian Foott	Employee	67,668	*	45,000	22,668	*
Christopher Stage	Employee	-	*	10,000	-	*
Cristina Vasquez	Employee	4,584	*	7,000	-	*
Dale Peek	Employee	41,168	*	45,000	-	*
Daniel Scriber	Employee	5,002	*	12,000	-	*
Darren Semmel	Employee	39,168	*	85,000	-	*
David Mann	Employee	13,000	*	5,500	7,500	*
David Tutt	Former Employee	2,088	*	2,088	-	*
Eden Celeste	Employee	10,500	*	5,000	5,500	*
Gavin Jung	Employee	32,000	*	9,500	22,500	*
Gregg Curry	Employee	4,052	*	3,000	1,052	*
Henry Chan	Employee	10,000	*	15,000	-	*
Jackie Williford	Employee	8,500	*	5,000	3,500	*
Jeffrey Hotze	Employee	143,417	*	65,000	78,417	*
Jesse Gomez	Employee	5,500	*	3,000	2,500	*
Jie Feng Chen	Employee	4,168	*	7,000	-	*
John Zetterberg	Employee	14,332	*	17,000	-	*
Jonathan Nichols	Employee	90,834	*	55,000	35,834	*
Kevin Cordel	Independent Contractor	56,250	*	50,000	6,250	*
Laura Frease	Employee	-	*	20,000	-	*
Lisa Caccamese	Employee	14,500	*	3,000	11,500	*
Mark Virnig	Employee	36,668	*	75,000	-	*
Matthew Klep	Employee	61,064	*	39,000	22,064	*
Matthew Saporito	Employee	-	*	2,500	-	*
Michael Campbell	Employee	7,500	*	9,500	-	*
Mike Rerick	Employee	13,000	*	3,000	10,000	*
Patrick Anderson	Employee	10,000	*	7,500	2,500	*
Paul Curry	Employee	8,000	*	5,000	3,000	*
Peter Storli	Employee	-	*	2,500	-	*
Phillip Brown	Employee	8,000	*	5,000	3,000	*
Phillipp Debus	Employee	7,000	*	3,500	3,500	*
Quang Vu	Employee	21,000	*	7,500	13,500	*
Raisa Pantuch	Employee	76,903	*	50,000	26,903	*
Randy Singh	Employee	5,500	*	3,000	2,500	*
Rebekah Folsom	Employee	10,500	*	12,500	-	*
Richard Johnson	Employee	15,002	*	21,500	-	*
Robb Wijnhausen	Employee	26,000	*	14,500	11,500	*
Robert Nies	Employee	13,336	*	30,000	-	*
Scott Wallace	Employee	15,500	*	2,500	13,000	*
Sharon Hall	Employee	3,586	*	3,000	586	*
Sheryl Edward	Employee	112,500	*	60,000	52,500	*
Steve Timm	Employee	75,000	*	54,000	21,000	*
Svetla Iovtcheva	Employee	27,168	*	8,000	19,168	*
Tom Evangelisti	Employee	125,185	*	25,000	100,185	*
Tom Leinberger	Former Employee	62,500	*	56,250	6,250	*
William Moore	Employee	-	*	9,500	-	*
Yang Zhang	Employee	3,000	*	2,500	500	*

* less than 1%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days from April 10, 2018. “Shares Beneficially Owned Upon Completion of this Offering ” assumes the sale of all of the Common Stock offered by this Reoffer Prospectus and no other purchases or sales of our Common Stock by the Selling stockholders.

(2)
Includes shares that are issuable upon exercise of stock options issued pursuant to the Plans, some of which are not, and will not become vested within 60 days from April 10, 2018, and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering ..”

(3)
Applicable percentage ownership is based on 95,114,871 shares of Common Stock outstanding as of April 10, 2018, together with securities exercisable or convertible into shares of Common Stock within 60 days of April 10, 2018 for each stockholder, including, for purposes of the shares beneficially owned prior to the Offering, the shares offered for resale pursuant to this Reoffer Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of April 10, 2018, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 PLAN OF DISTRIBUTION

Timing of Sales

Subject to the foregoing, the Selling Stockholders may elect to offer and sell the shares covered by this Reoffer Prospectus at various times in the future. The Selling Stockholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the Common Stock covered by this Reoffer Prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

     To the extent permissible, the shares of Common Stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Reoffer Prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The Selling Stockholders may, from time-to-time in the future, sell their Common Stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their Common Stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of Common Stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of Common Stock at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold Common Stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire Common Stock as principal may thereafter resell the Common Stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the Common Stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales by Affiliates and Sales of Restricted Securities

Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this Reoffer Prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

Sales Pursuant to Rule 144

Any shares of Common Stock covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Common Stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless the stock has been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

     We are bearing all costs relating to the registration of the Common Stock which may be sold from time-to-time in the future by the Selling Stockholders. These expenses are estimated to include, but are not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any future sale of their Common Stock pursuant to this Reoffer Prospectus.

LEGAL MATTERS

The validity of the Common Stock offered by this Reoffer Prospectus will be passed upon by Disclosure Law Group, a Professional Corporation, of San Diego, California (“DLG”).

EXPERTS

The consolidated financial statements of ImageWare Systems, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of ImageWare Systems, Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Mayer Hoffman McCann P.C. of San Diego, California, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Reoffer Prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this Reoffer Prospectus. Until such time that a post-effective amendment to this Reoffer Prospectus has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Information that we file at a future date with the SEC will update and supersede this information. For further information about the Company and our Common Stock, please read the documents incorporated by reference below.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 19, 2018;

(b) (c)
The Registrant’s Current Report on Form 8-K, as filed with the SEC on February 13, 2018; and

The description of our Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This Reoffer Prospectus is part of a registration statement on Form S-8 that we filed with the SEC. Certain information in the registration statement has been omitted from this Reoffer Prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s website at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Reoffer Prospectus does not constitute an offer to buy any security other than the securities offered by this Reoffer Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this Reoffer Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

IMAGEWARE SYSTEMS, INC.

4,368,954 shares of Common Stock
Reoffer Prospectus

Dated, April 19, 2018

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 19, 2018;

(b) (c)
The Registrant’s Current Report on Form 8-K, as filed with the SEC on February 13, 2018; and

The description of our Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.

Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities

        Not applicable.

Item 5.          Interests of Named Experts and Counsel

        Not applicable.

Item 6.          Indemnification of Directors and Officers

Our certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

●	for any transaction from which the director derived any improper personal benefit.

Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

              Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●	such indemnification is expressly required to be made by law;

●	the proceeding was authorized by the Board of Directors; or

●	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article XIII of our bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XIII of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

             We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

Item 7.          Exemption from Registration Claimed

        Not applicable.

Item 8.          Exhibits

Exhibit No.	Document Description	Incorporation by Reference
5.1	Opinion and Consent of Disclosure Law Group	Filed herewith.

23.1	Consent of Mayer Hoffman McCann P.C.	Filed herewith.

23.2	Consent of Disclosure Law Group (included as part of Exhibit 5.1)

99.1	Amended and Restated 1999 Stock Award Plan	Filed herewith.

Item 9.          Undertakings

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act; and

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on April 19, 2018.

ImageWare Systems, Inc.

By: /s/ S. James Miller, Jr.
S. James Miller, Jr.
Chief Executive Officer, President, Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ S. James Miller, Jr. S. James Miller, Jr.	President, Chief Executive Officer and Chairman of the Board	April 19, 2018

/s/ Wayne Wetherell Wayne Wetherell	Chief Financial Officer	April 19, 2018

/s/ David Loesch David Loesch	Director	April 19, 2018

/s/ Steve Hamm Steve Hamm	Director	April 19, 2018

/s/ David Carey David Carey	Director	April 19, 2018

/s/ John Cronin John Cronin	Director	April 19, 2018

/s/ Neal Goldman Neal Goldman	Director	April 19, 2018

/s/ Charles Crocker Charles Crocker	Director	April 19, 2018

/s/ Dana Kammersgard Dana Kammersgard	Director	April 19, 2018

/s/ Robert T. Clutterbuck Robert T. Clutterbuck	Director	April 19, 2018

/s/ Charles Frischer Charles Frischer	Director	April 19, 2018